Exhibit 99.1

Chemomab Therapeutics Announces Fourth Quarter and Year End 2021 Financial
Results and Provides a Corporate Update

─Company Announces Revisions Intended to Optimize CM-101 Clinical Development Program
and Produce More Informative Data, More Rapidly and Efficiently; Changes Also Expected to
Extend Cash Runway through End of 2023─

─Company to Host Conference Call for Investors Today, March 9 at 8:00 am EST─

TEL AVIV, Israel, March 9, 2022 -- Chemomab Therapeutics, Ltd. (Nasdaq: CMMB), a clinical-stage biotechnology company focused on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet need, today announced financial and operating results for the fourth quarter and year ended December 31, 2021, and provided a corporate update.

2021  Highlights:

◾
In February, announced positive results from a Phase 1b trial in patients with non-alcoholic fatty liver disease. CM-101 appeared safe and well tolerated upon multiple administrations, with evidence for dose dependent target engagement and positive changes in fibrotic biomarkers.

◾	In March, completed a merger transaction, listed the company’s ADS’s on Nasdaq and closed a $45.5M PIPE financing.

◾	In April, dosed the first patient in a CM-101 Phase 2 liver fibrosis biomarker and subcutaneous formulation study.

◾	In June, expanded partnership with AGC Biologics for final optimization and production of GMP manufacturing batches of CM-101.

◾	In September, Dale Pfost, PhD, joined the company as chief executive officer. Chemomab co-founder, former CEO and chief scientific officer Adi Mor, PhD, continues as CSO and a director.

◾	In September, announced a collaboration with researchers at Leeds University to further elucidate the role of CM-101’s target, CCL24, in the vascular damage associated with systemic sclerosis (SSc).

◾	In November, announced that experienced biotechnology executive Donald Marvin joined as chief financial officer, executive vice president and chief operating officer.

◾	In December, received approval from the FDA for first U.S. Investigational New Drug application aimed at expanding clinical activities in Phase 2 trial in primary sclerosing cholangitis.

◾	In December, biotechnology executive and medical and clinical trial expert David Weiner, MD, joined as interim chief medical officer.

In January 2022, the company announced the addition of Jack Lawler, who brings extensive experience managing global clinical trials, as vice president of global clinical development operations. In February 2022, in a planned move approved by the company’s shareholders, CEO Dale Pfost assumed the additional role of Chairman.

Revisions to Chemomab Clinical Programs

Chemomab also announced today that following a comprehensive strategic review it is making revisions to its current clinical programs. The changes are designed to optimize the clinical development of lead product candidate CM-101 by maximizing the clinical information obtained, generating additional important data to support future advancement to registration trials, and decreasing the overall risk in the CM-101 clinical development program in the lead indications of PSC and SSc, as well as potentially in additional indications where the scientific rationale is strong. The key top-line changes to the clinical development programs include the following:

Expanding the company’s commitment to primary sclerosing cholangitis with an enlarged clinical trial that adds an important dose finding component. The company plans to implement a dose finding component to the CM-101 development program by significantly expanding its Phase 2 trial for PSC. The company will be increasing the size of the study by adding additional dose cohorts, including plans to evaluate both a lower and a higher dose level of CM-101 to support future potential registrational trials. In addition, the company plans to add an open-label extension to the trial to evaluate the safety, tolerability and durability of effect over longer treatment durations. Chemomab plans to perform an interim analysis of the currently enrolling dose cohort in the study to assess safety and biomarker data, with an expected read-out in the second half of this year.

Focusing Chemomab’s clinical efforts in systemic sclerosis on establishing earlier biological and clinical proof of concept. Chemomab plans to focus its SSc trial towards establishing biological and clinical proof of concept in this patient population. The company is revising the design of its planned SSc trial in a way that should enable an expedited path to proof of concept data, as well as further elucidation of the different mechanisms of action of CM-101 in treating the skin, lung and vascular damage seen in SSc patients. The company is currently working with key systemic sclerosis researchers and clinical experts to refine and finalize the design and study endpoints of the Phase 2 trial and anticipates that these activities will result in trial initiation in the second half of 2022.

Winding down enrollment in the company’s safety, pharmacokinetic and biomarker liver fibrosis study, yielding a data readout targeted near the end of 2022. The company will be winding down its ongoing safety, tolerability and biomarker trial that is evaluating the subcutaneous formulation of CM-101 in liver fibrosis patients. Chemomab believes the early completion of this study should be sufficient to achieve its key objectives—exploring safety and providing the pharmacokinetic data needed to assess next steps in the development of the subcutaneous formulation—while allowing the company to focus its resources on its lead indications of PSC and SSc. The company will be halting screening and enrollment in the coming weeks and anticipates results near the end of 2022. The data readouts in this study will include safety and tolerability data to support future development of, and deeper insights into CM-101’s mechanism of action and are expected to provide additional data on the anti-inflammatory and antifibrotic activity of CM-101 in liver disease.

The company expects that the proposed changes to the CM-101 development program will provide important data on the clinical dose response relationship to inform the broader development program and to identify the optimal dose to advance in later PSC trials. The modifications are also expected to generate proof of concept data on clinically relevant aspects of SSc, a complex rheumatological disorder, to best inform the development path for a novel, first-in-class therapeutic like CM-101, along with relevant safety and tolerability data to support the evaluation of higher doses and inform decisions on next steps in the development of the subcutaneous formulation.

Chemomab intends to provide more detailed information on these clinical program changes around the time of its first quarter 2022 conference call in May.

“2021 was a transformational year for Chemomab as we became a public company, launched two Phase 2 trials and expanded our management team to include highly experienced biotech executives from the U.S.,” said Dale Pfost, PhD, CEO of Chemomab. “With this foundation in place, we conducted a comprehensive review of our clinical programs, which recommended significant changes designed to achieve biological and pharmacological validation for CM-101 sooner and to prepare us to advance to registrational trials in as capital and time-efficient a manner as possible. Overall, we believe that these changes will sharpen our focus on our clinical efforts in PSC and SSC, and accelerate the timelines, particularly in SSc, to achieve meaningful mechanistic, biological and clinical proof of concept data. These revisions are expected to provide more clinical data read-outs over the next 24 months—we anticipate 3-4 data readouts compared to the two previously planned. They are also expected to decrease our capital requirements and enable us to extend our cash runway by about six months through to the end of 2023. We are excited about moving forward with this revised clinical program and look forward to providing more detail on our plans in the next few months.”

Fourth Quarter and Full-Year 2021 Financial Highlights

◾	Cash Position: Cash, cash equivalents and short-term bank deposits were $61.2 million as of December 31, 2021, compared to $11.8 million as of December 31, 2020.

◾
Research and Development (R&D) Expenses: R&D expenses were $2.4 million for the quarter and $6.3 million for the full year ended December 31, 2021, compared to $1.3 million and $4.7 million for the same quarter and  year in 2020.

◾
General and Administrative (G&A) Expenses: G&A expenses were $2.6 million for the quarter and $6.0 million for the full year ended December 31, 2021, compared to $0.7 million and $1.3 million for the same quarter and year in 2020.

◾
Net Loss: Net loss was $5.0 million, or a net loss of $0.02 per basic and diluted Ordinary Share, for the fourth quarter and $12.5 million, or a net loss of $0.06 per basic and diluted Ordinary Share for the year ended December 31, 2021, compared to $2.0 million, or a net loss of $0.01 per basic and diluted share, for the quarter and $6.0 million, or a net loss of $0.04 per basic and diluted Ordinary Share, for the full year ended December 31, 2020.  The weighted average number of Ordinary Shares outstanding, basic and diluted were 207,468,650 and 136,755,498 for the year ended December 31, 2021, and December 31, 2020, respectively.

For further details on the company’s financial results for the year ended December 31, 2021, please refer to the company’s Annual Report on Form 10-K, which will be filed with the SEC before the end of March 2022.

Conference Call
Chemomab management will host a conference call for investors today, Wednesday, March 9, 2022, beginning at 8:00 a.m. Eastern Time to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by clicking this Webcast link to access the live webcast or replay, or by dialing 877-407-9208 (in the U.S.) or 201-493-6784 (outside the U.S. and in Israel) and entering passcode 13727097. The live webcast will also be available on the company’s website at https://investors.chemomab.com/events.

A replay of the call will be available for 90 days at www.chemomab.com.

About Chemomab Therapeutics
Chemomab is a clinical-stage biotechnology company focusing on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet need. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, Chemomab developed CM-101, a monoclonal antibody designed to bind and block CCL24 activity. CM-101 has demonstrated the potential to treat multiple severe and life-threatening fibrotic and inflammatory diseases. It is currently in two Phase 2 safety and efficacy trials—one in patients with primary sclerosing cholangitis and the second in patients with liver fibrosis, with a third Phase 2 trial in systemic sclerosis expected to begin in 2022. For more information on Chemomab, visit www.chemomab.com.

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, among other things, statements regarding the clinical development pathway for CM-101; the future operations of Chemomab and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones; the nature, strategy and focus of Chemomab; the development and commercial potential and potential benefits of any product candidates of Chemomab; and that the product candidates have the potential to address high unmet needs of patients with serious fibrosis-related diseases and conditions. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Chemomab’s current expectations. Forward-looking statements involve risks and uncertainties. Because such statements deal with future events and are based on Chemomab’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Chemomab could differ materially from those described in or implied by the statements in this presentation, including: risks related to Chemomab’s ability to effectively implement the revised clinical strategy and its ability to achieve the anticipated results; risks related to the projections and associated benefits in pursuing the contemplated changes to the clinical strategy; risks associated with the ongoing transitions of certain of our executive officers, including Chemomab’s new Chief Executive Officer; the uncertain and time-consuming regulatory approval process; risks related to Chemomab’s ability to correctly manage its operating expenses and its expenses; Chemomab’s plans to develop and commercialize its product candidates, focusing on  CM-101; the timing of initiation of Chemomab’s planned clinical trials; the timing of the availability of data from Chemomab’s clinical trials including any potential delays associated with Chemomab’s contemplated revised clinical strategy; the timing of any planned investigational new drug application or new drug application; Chemomab’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Chemomab’s product candidates; Chemomab’s commercialization, marketing and manufacturing capabilities and strategy; Chemomab’s ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. Additional risks and uncertainties relating to Chemomab’s and its business can be found under the caption “Risk Factors” and elsewhere in Chemomab’s filings and reports with the SEC. Chemomab expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Chemomab’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, except to the extent required by applicable law.

Contacts:

Investor Relations:
Irina Koffler
LifeSci Advisors, LLC
Phone: +1-917-734-7387
ir@chemomab.com

Chemomab Therapeutics:
Barbara Lindheim
Consulting Vice President
Investor & Public Relations,
Strategic Communications
Phone: +1-917-355-9234
barbara@chemomab.com

Consolidated Balance Sheets as of

In USD thousands (except share and per share amounts)

	December 31,	December 31,
	2021	2020
Assets

Current assets
Cash and cash equivalents	14,686	11,674
Short-term bank deposit	46,475	24
Other receivables and prepaid expenses	1,527	141

Total current assets	62,688	11,839

Non-current assets
Long-term deposits	-	4
Long-term prepaid expenses	908	-
Restricted cash	55	53
Property and equipment, net	357	152
Operating lease right-of-use assets	345	428

Total non-current assets	1,665	637

Total assets	64,353	12,476

Current liabilities
Trade payables	1,336	93
Accrued expenses	555	715
Employee and related expenses	653	438
Operating lease liabilities	106	70

Total current liabilities	2,650	1,316
Non-current liabilities
Non-current operating lease liabilities	237	358

Total non-current liabilities	237	358

Commitments and contingent liabilities

Total liabilities	2,887	1,674

Shareholders' equity
Ordinary shares no par value - Authorized: 650,000,000 shares as of December 31, 2021 and 500,000,000 shares as of December 31, 2020;
Issued and outstanding: 228,090,300 ordinary shares at December 31, 2021 and 9,274,838 ordinary shares at December 31, 2020
	-	-
Additional paid-in capital	97,639	34,497
Accumulated deficit	(36,173)	(23,695)

Total shareholders’ equity	61,466	10,802

Total liabilities and shareholders’ equity	64,353	12,476

Consolidated Statements of Operations

In USD thousands (except share and per share amounts)

	Three months	Three months	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020

Operating expenses

Research and development	2,383	1,254	6,334	4,684

General and administrative	2,641	688	6,033	1,288

Total operating expenses	5,024	1,942	12,367	5,972

Financing income, net	12	9	111	(21)

Net loss for the period	5,036	1,951	12,478	5,951

Basic and diluted loss per Ordinary Share*	0.022	0.014	0.060	0.044

Weighted average number of Ordinary Shares outstanding, basic, and diluted*	228,018,874	143,861,509	207,468,650	136,755,498

*Number of shares has been retroactively adjusted to reflect the share reverse split effected on March 16,   2021